Exhibit 23.3a

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-77375 of NovaStar Financial, Inc. (the “Company”) on Form S-3 to Form S-11 of our report dated February 11, 2002, except as to Note 17 which is dated February 21, 2002, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2001, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
April 24, 2002